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AVERY DENNISON CORPORATION

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Corporate Governance and Executive Compensation Update April 2015

Overview of Our Business Pressure-Sensitive Materials The Pressure-sensitive Materials businesses enhance brands’ shelf, store and street appeal; inform shoppers of ingredients; protect brand security; improve operating efficiency; and provide visual information that enhances safety Vancive Medical Technologies delivers advanced medical tapes, films and technologies with its partners to help improve the patient experience, accelerate operating efficiencies, and manage the costs of providing quality patient care and improving outcomes Retail Branding and Information Solutions provides intelligent, creative and sustainable solutions that elevate brands and accelerate performance through the global retail supply chain Retail Branding & Information Solutions Vancive Medical Technologies

FY 2014 was another year of solid progress for our company Net Sales and Adjusted EPS continued to increase Free cash flow decreased as a result of currency fluctuations and actions we took to reduce the volatility of our working capital at year-end In May 2012, we communicated long-term financial targets we planned to realize by the end of 2015. In the first three years, we met or exceeded our organic sales growth and adjusted EPS growth targets. We expect substantially to deliver on our commitments by the end of 2015. Delivering Against Long-Term Financial Targets 2014 Performance Highlights We Continue to Deliver on Our Long-Term Financial Targets Adjusted EPS 3% organic sales growth in 2014 16% growth in 2014 Free Cash Flow ($M) 3 – 5% $300 mil. + 15% – 20%+ 3.9% Avg. ~$279 mil. 24.8% 2012–2015 Target 2012–2014 Results

Capital Return to Stockholders Annual dividends and amount of capital used to repurchase shares have grown consistently over the past four years We Have a Strong Track Record of Stockholder Value Creation 2012 2013 2014 3-Year TSR AVY 26.2% 47.5% 6.2% 97.7% S&P 500 16.0% 32.4% 13.7% 74.6% S&P Industrials and Materials (median) 17.3% 38.0% 11.3% 80.8% Stockholder Value Creation Our Total Stockholder Return (TSR) over the prior three year period continues to outperform the S&P 500® and the S&P 500 Industrials and Materials subsets

Our Independent Directors have Diverse Skills and Experience Independent and Diverse Perspectives Balanced Board Nominee Tenure Qualification Value to Our Board and Stockholders # (%) of Nominees Leadership Experience Provides us valuable external perspectives with which to assess our operations, execute our strategies, mitigate related risks, and improve our policies and procedures 8 (89%) Global Experience Gives us insight into the geographic markets in which we operate, helping us navigate mature markets, as well as seize opportunities in higher-growth emerging markets 9 (100%) Industry Knowledge Allows us to better understand the needs of our customers in developing our business strategies, as well as evaluate acquisition and divestiture opportunities 6 (67%) Financial Sophistication Helps us manage our capital structure, optimize stockholder distributions, undertake significant transactions, and oversee our accounting, financial reporting and internal control processes 4 (45%) Board Experience Demonstrates understanding of the extensive oversight responsibilities of directors and helps reinforce management accountability for maximizing long-term stockholder value 9 (100%)

Stockholder Engagement Informs Our Strong Governance Profile Best practices in corporate governance Annually elected directors Majority voting in director elections All directors are independent (except Chairman/CEO) Strong Lead Independent Director role Majority vote standard to amend charter/bylaws and approve mergers Mandatory director retirement policy Annual Board and Committee performance evaluation Robust succession planning practices, including a review of future leaders by the Compensation Committee and/or Board at least annually We maintain a year-round stockholder engagement program; in 2014, we engaged with stockholders owning ~20% of our outstanding shares Stockholder engagement is an important element of the Board’s review of our governance program and stockholder feedback has meaningfully influenced the evolution of our governance practices

Bylaw Amendments Would Protect Stockholders’ Interests Management Proposal: Our Board proposes amending our company’s bylaws to, among other things, designate the Delaware Court of Chancery as the sole and exclusive forum for adjudicating certain stockholder disputes Our Board considers the exclusive forum provision to be in the best interests of our Delaware-incorporated company and our stockholders Delaware Court of Chancery is widely regarded as the preeminent court for disputes based on extensive precedent Experienced judges have a deep understanding of corporate law and duties of directors and officers Provides our company and stockholders with greater certainty on outcomes of potential disputes Reduction of legal expenses and risk of inconsistent outcomes Avoids costly and duplicative litigation if Delaware law is misapplied by a court in another jurisdiction, as well as risk of inconsistent outcomes when similar cases proceed in different courts Streamlined procedures help limit the time, cost and uncertainty of protracted litigation Compelling economic reasons for adoption based on prior AVY litigation experience Class action lawsuits filed against our company 2003 gave rise to lawsuits in several states The substantial cost and distraction related to defense in multiple jurisdictions can be avoided in the future Additional change allows, but does not require, stockholder meetings to be held remotely in addition to in person Our Board felt it was important to give stockholders an opportunity to vote on these amended bylaws, rather than adopting them unilaterally; most companies that have done so have received stockholder approval for their proposal The Board urges a vote FOR the amended bylaws, as adoption of an exclusive forum provision is in the best interests of our company and stockholders

2014 CEO Compensation Structure Overview Annual Incentive Award 100% performance-based Performance metrics: Financial Performance Adjusted EPS (60%), Adjusted Sales Growth (20%), Free Cash Flow (20%) Individual Performance Pre-Set, Measurable Strategic Objectives Long-term Equity Incentive Award (50%) 100% performance-based Performance metric: Absolute TSR Performance-Based Compensation Long-term Equity Incentive Award (50%) 100% performance-based Performance metrics: 3-Year Cumulative EVA 3-Year Relative TSR 85% of CEO’s target total direct compensation was performance based Note: Total Stockholder Return (TSR) measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof). Relative TSR compares our TSR to the TSR of 50 U.S. companies satisfying objective criteria for industry classification and revenue size, the names of which are disclosed on page 43 of our proxy statement. Economic Value Added (EVA) is a measure of financial performance calculated by deducting the cost of capital from our after-tax operating profit.

CEO Pay Aligns Strongly with Company Strategy and Performance 2014 performance targets were consistent with the aggressive long-term (four-year) targets we communicated in May 2012 2014 CEO Performance Evaluation History of Strong CEO Pay and TSR Alignment Strategic Objective Weighting Execute Materials Group European restructuring, delivering projected savings 20% Deliver RBIS strategic goals, including achieving milestones on footprint restructuring and executing product line divestiture 20% Identify potential markets for next growth platforms 20% Complete implementation of new financial system and outsourcing model on time and on budget 10% Deliver milestones for our Vancive Medical Technologies segment, including achieving a break-even run rate by Q4 20% Deliver a succession plan that meets our Board’s goals 10% Met or exceeded five of six strategic objectives, resulting in an individual AIP modifier of 96%

Our Compensation Program Reflects Stockholder Feedback Changes Made in 2014 Pay Element Actions Taken by the Committee PU Performance Criteria Capped the payout for the component of PUs tied to relative TSR at 100% of target for any three-year performance period in which absolute TSR is negative MSU Performance Criteria Increased threshold performance level for absolute TSR from -30% to -15% and target performance level from flat to +10% MSU Vesting Schedule Clarified disclosure to reflect that MSUs vest based on one-, two-, three- and four-year performance periods, with an average vesting period of 2.5 years Maximum Potential AIP Award Capped AIP awards at 200% of target AIP Individual Modifier Committed to providing greater transparency of individual modifier components for CEO Base Salary Benchmarking Confirmed practice of targeting base salaries at or around the market median Hedging and Pledging Policy Amended insider trading policy expressly to prohibit hedging and pledging by directors and officers In 2014 the Compensation Committee made changes to our compensation program in response to stockholder feedback to enhance alignment with our strategy

First 25% Second 25% Third 25% Last 25% Market-Leveraged Stock Units (MSUs) MSUs replaced options and time-based RSUs beginning in 2013 to more strongly link the long-term incentive program with performance MSU Vesting Schedule Key Changes to 2015 MSU Awards Absolute TSR Payout Cancelled >30% decrease 0% Threshold 30% decrease 70% Target 0% increase 100% Above Target >1% increase >100% Maximum 100% increase 200% Absolute TSR Payout Cancelled >15% decrease 0% Threshold 15% decrease 85% Target 10% increase 100% Above Target >10% increase >100% Maximum 75% increase 200% 2013–2014 MSUs 2015 MSUs Average vesting: 2.5 years Increased threshold performance level for absolute TSR from -30% to -15% Increased target performance level from flat to +10% More challenging threshold and target hurdles led to proportional adjustment of maximum TSR level from +100% to +75%

Our Strong Compensation Governance Practices What We Do Pay for performance – 85% of our CEO’s, and an average of 73% of our other NEOs’, 2014 compensation was performance based Use long-term incentive awards that are fully performance based Emphasize long-term performance – 66% of our CEO’s target total direct compensation is equity-based and tied to creating stockholder value Cap Annual Incentive Plan (AIP) awards at 200% Maintain rigorous stock ownership requirements (5x salary for CEO; 3-4x salary for other NEOs) Manage share usage conservatively – We reduced our burn rate by over 75% since fiscal year end 2012 Have double-trigger change of control vesting provisions Maintain clawback policy Have strong anti-hedging and pledging policies Use an independent compensation consultant Regularly assess potential risks relating to our compensation policies and practices What We Don’t Do Have employment agreements with our NEOs Provide gross-ups on change of control severance benefits or tax liabilities associated with perquisites Grant stock options with an exercise price less than the fair market value on the date of grant Re-price or exchange stock options without stockholder approval

Appendix – Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. Definitions and limitations associated with these non-GAAP financial measures are provided in this Appendix. Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. The company uses the following non-GAAP financial measures in this presentation: Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the fiscal year. Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items. Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sale of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, transaction costs).

Appendix – Reconciliation of Non-GAAP Financial Measures ($ in millions) 2011 2012 2013 2014 3- YR CAGR(1) Net sales $5,844.9 $5,863.5 $6,140.0 $6,330.3 Organic sales change 3.8% 4.8% 3.1% 3.9% Foreign currency translation (3.4)% 0.1% (1.1)% Impact of extra week 1.2% Reported sales change* 0.3% 4.7% 3.1% ORGANIC SALES CHANGE * Totals may not sum due to rounding and other factors (1) Compound Annual Growth Rate 2011 2012 2013 2014 3-YR CAGR(2) 2014 Growth As reported net income per common share from continuing operations, assuming dilution $1.33 $1.52 $2.44 $2.62 7.4% Non-GAAP adjustments per common share, net of tax: Restructuring costs and other items $0.27 $0.44 $0.24 $0.49 Adjusted non-GAAP net income per common share from continuing operations, assuming dilution $1.60 $1.96 $2.68 $3.11 24.8% 16.0% ADJUSTED EARNINGS PER SHARE (EPS) (2) Compound Annual Growth Rate

Appendix – Reconciliation of Non-GAAP Financial Measures ($ in millions) 2014 2013 2012 3-YR Average Net cash provided by operating activities $374.2 $320.1 $513.4 Purchases of property, plant and equipment (147.9) (129.2) (99.2) Purchases of software and other deferred charges (27.1) (52.2) (59.1) Proceeds from sales of property, plant and equipment 4.3 38.7 4.2 Sales (purchases) of investments, net 0.3 0.1 (6.7) Plus: Charitable contributions to Avery Dennison Foundation utilizing proceeds from divestitures — 10.0 — Plus: Discretionary pension contributions utilizing proceeds from divestitures — 50.1 — Plus (minus): Net divestiture-related payments and free cash outflow (inflow) from discontinued operations 0.2 92.7 (49.7) Free Cash Flow from Continuing Operations $204.0 $330.3 $302.9 $279.1 FREE CASH FLOW